UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

     Filed by the Registrant ☑

     Filed by a Party other than the Registrant ☐

     Check the appropriate box:

     ☐ Preliminary Proxy Statement
     ☐ Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
     ☐ Definitive Proxy Statement
     ☐ Definitive Additional Materials
     ☑ Soliciting Material Pursuant to §240.14a-12

DoubleClick Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     ☑ No fee required.
     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials:

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

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This filing consists of (i) a notice sent to holders of DoubleClick Zero Coupon Convertible Subordinated Notes due 2023 on June 29, 2005, (ii) a notice sent to participants in the DoubleClick 1999 Employee Stock Purchase Plan, as amended, on June 29, 2005 and (iii) a notice sent to holders of options to purchase DoubleClick stock on June 29, 2005.

DoubleClick Inc.
111 Eighth Avenue, 10th Floor
New York, New York 10011

June 29, 2005

     Re: DoubleClick Inc. Zero Coupon Convertible Subordinated Notes due 2023
            Registered CUSIP # 258609AE6
            144A Reg S CUSIP # 258609AD8

Dear DoubleClick Inc. Note Holder:

     This letter concerns your outstanding Zero Coupon Convertible Subordinated Notes due 2023 (the “Notes”) issued pursuant to an indenture, dated as of June 23, 2003 (the “Indenture”) between DoubleClick Inc., as issuer (“DoubleClick”), and The Bank of New York, as trustee.

     Pursuant to Section 12.10(b) of the Indenture, you are hereby notified that on April 23, 2005 DoubleClick entered into a merger agreement (the “Merger Agreement”) with Click Holding Corp. and its wholly owned subsidiary, Click Acquisition Corp., providing for the merger of Click Acquisition Corp. with and into DoubleClick, with DoubleClick surviving the merger (the “Merger”). If and when the Merger is completed, DoubleClick will become a wholly owned subsidiary of Click Holding Corp. and holders of record of DoubleClick common stock, par value $0.001 per share (the “Common Stock”), immediately prior to the effective time of the Merger will be entitled to receive $8.50 in cash, without interest, for each share of Common Stock that they own (the “Merger Consideration”).

     DoubleClick expects that the Merger will become effective on or about July 13, 2005. Promptly after the effective time of the Merger, an exchange agent will mail to each holder of record of Common Stock immediately prior to the effective time of the Merger, a letter of transmittal and instructions for effecting the surrender of his, her or its stock certificates in exchange for the Merger Consideration with respect to the shares formerly represented by such certificates. Upon surrender of a certificate to the exchange agent, together with such letter of transmittal, the holder of such certificate shall be entitled to receive the Merger Consideration such holder has the right to receive pursuant to the Merger Agreement.

Very Truly Yours,

DOUBLECLICK INC.

          The CUSIP Numbers have been assigned to this issue by Standard & Poor’s Corporation and is included solely for the convenience of the holders of the Notes.

Email to Employees of DoubleClick Inc.

To: DoubleClick Employees
From: Melanie Hughes, Senior Vice President, Global Human Resources
Subject: Treatment of DoubleClick Inc. ESPP in Connection with Merger
Date: June 29, 2005

Attached please find a letter that describes how the DoubleClick Employee Stock Purchase Plan (ESPP) will be treated in connection with the proposed transaction with an affiliate of Hellman & Friedman LLC and JMI Equity. You will receive any payment for your ESPP shares that you are entitled to shortly after the closing of the transaction and we do not expect that you will be required to complete any additional paperwork to receive this payment

Please also keep in mind that there are a number of conditions that must be satisfied before the merger can close and we do not expect the transaction to be completed until the third quarter of 2005. If you have any questions, please do not hesitate to contact Karen DeRocker at (212)-381-5450 or email answers@doubleclick.net.

DoubleClick Inc.
111 Eighth Avenue, 10th Floor
New York, New York 10011

June 29, 2005

     Re: Termination of DoubleClick 1999 Employee Stock Purchase Plan

Dear Plan Participant:

          If you are making payroll deduction contributions under the terms of the DoubleClick Inc. 1999 Employee Stock Purchase Plan, as amended (the “Plan”), for the purchase period ending July 31, 2005, then you are a Plan Participant and this letter concerns your right to purchase shares of DoubleClick Inc. common stock under the Plan. As you know, on April 23, 2005, DoubleClick entered into a merger agreement with Click Holding Corp. and its wholly owned subsidiary, Click Acquisition Corp., providing for the merger of Click Acquisition Corp. with and into DoubleClick (the “Merger”). If and when the Merger is completed, DoubleClick will become a wholly owned subsidiary of Click Holding Corp. This notice is intended to explain to you the effect of the Merger on Plan Participants as required pursuant to Article VII(G) of the Plan.

          Pursuant to action taken by DoubleClick’s board of directors and in accordance with the terms of the Plan, the Plan will terminate on the earlier of (1) the effective time of the Merger or (2) July 31, 2005, which is the end of the current purchase period under the Plan. If the effective time of the Merger occurs prior to July 31, 2005, each outstanding purchase right under the Plan will automatically be exercised immediately prior to the effective time of the Merger by applying the payroll deductions of each participant under the Plan for the current purchase period to the purchase of whole shares of DoubleClick common stock, subject to the limitations on the number of shares of common stock purchasable per participant in the Plan, at a purchase price equal to 85% of the lower of (i) the fair market value per share of common stock on the participant’s Entry Date (as defined in the Plan) in the current offering period or (ii) the fair market value per share of common stock immediately prior to the effective time of the Merger. For this purpose, fair market value is the closing price of DoubleClick common stock as reported by the Nasdaq National Market on the relevant date or on the last preceding date for which a closing price exists in case there is no closing selling price for the relevant date. Then, at the effective time of the Merger, each Plan Participant’s shares acquired as a result of such automatic exercise of purchase rights for the current offering period will be converted into the right to receive $8.50 per share in cash.

          If the effective time of the Merger occurs after July 31, 2005, the Plan will already have been terminated and each Plan Participant will already have received a distribution of his or her Plan shares from the current purchase period. Those shares may then either be sold in the open market, subject to the DoubleClick securities trading policy or, if and when the Merger closes, will be converted into the right to receive $8.50 per share upon the effective time of the Merger.

          Pursuant to the Plan, each Plan Participant in the Plan shall, following the receipt of this notice, have the right to terminate his or her outstanding purchase rights prior to the effective time of the Merger. If you wish to terminate your outstanding purchase rights, you may complete an ESPP withdrawal form which can be found on the DoubleClick employee portal or you can contact Karen DeRocker at (212) 381-5450. Upon the termination of your purchase rights, all payroll deductions collected with respect to the terminated right will be refunded to you as soon as possible unless you indicate that you wish to have the amounts previously deducted used to purchase shares at the end of the current purchase period.

          PLEASE NOTE: If you terminate your purchase rights, the termination will be irrevocable. You will receive a refund of all payroll deduction collected with respect to the terminated right unless you indicate otherwise as provided above, and you will not receive any shares of DoubleClick stock from the current purchase period nor will you be entitled to receive the $8.50 per share merger consideration. If you terminate your purchase rights, you will not be permitted to re-enroll in the Plan.

          If you have any questions, please do not hesitate to contact Karen DeRocker at (212)-381-5450.

Email to Employees of DoubleClick Inc.

To: DoubleClick Employees
From: Melanie Hughes, Senior Vice President, Global Human Resources
Subject: Treatment of DoubleClick Inc. Stock Options in Connection with Merger
Date: June 29, 2005

Attached please find a letter that describes how DoubleClick stock options will be treated in connection with the proposed transaction with an affiliate of Hellman & Friedman LLC and JMI Equity. As described in the letter, you will receive any option payment you are entitled to shortly after the closing of the transaction and we do not expect that you will be required to complete any additional paperwork to receive this payment.

Please also keep in mind that there are a number of conditions that must be satisfied before the merger can close and we do not expect the transaction to be completed until the third quarter of 2005. If you have any questions, please do not hesitate to contact Karen DeRocker at (212)-381-5450 or email answers@doubleclick.net.

DoubleClick Inc.
111 Eighth Avenue, 10th Floor
New York, New York 10011

June 29, 2005

          Re: Treatment of DoubleClick Inc. Stock Options in Connection with Merger

Dear DoubleClick Inc. Option Holder:

          This letter concerns your outstanding options to purchase shares of DoubleClick Inc. common stock (your “DoubleClick Options”). As I am sure you know, on April 23, 2005 DoubleClick entered into a merger agreement (the “Merger Agreement”) with Click Holding Corp. and its wholly owned subsidiary, Click Acquisition Corp., providing for the merger of Click Acquisition Corp. with and into DoubleClick (the “Merger”). If and when the Merger is completed, DoubleClick will become a wholly owned subsidiary of Click Holding Corp. This letter is intended to provide you with information about the cancellation of and payment for your outstanding DoubleClick Options in connection with the Merger. Please keep in mind that there are a number of conditions that must be satisfied before the Merger can close, including a vote by DoubleClick’s stockholders and Click Holding Corp. obtaining required financing, and we do not expect the Merger to be competed until the third quarter of 2005.

          Each DoubleClick Option that is outstanding and unexercised immediately before the effective time of the Merger will, immediately prior to the effective time of the Merger:

(1)	accelerate and become fully vested; and

(2)	terminate and be cancelled in exchange for a payment, without interest and less applicable taxes, equal to the number of shares of DoubleClick common stock subject to such option multiplied by the amount, if any, by which $8.50 exceeds the exercise price of the option (the “Option Payment”).

In the event that the exercise price for a DoubleClick Option is equal to or greater than $8.50, such DoubleClick Option will be cancelled and have no further force or effect.

          If an employee leaves DoubleClick prior to the closing of the Merger, that employee’s DoubleClick Options will cease vesting as of his or her termination date and as a result, any of his or her unvested DoubleClick Options will be cancelled at the date of such termination. After termination, employees have 90 days to exercise their vested DoubleClick Options granted before June 1, 2002 and 6 months to exercise vested DoubleClick Options granted on or after June 1, 2002. If and when the Merger closes, your unexercised vested Options will be terminated and cancelled as described above.

          At or prior to the effective time of the Merger, DoubleClick and Click Holding Corp. will enter into an Exchange Agent Agreement with American Stock Transfer & Trust Company (“AST”), DoubleClick’s transfer agent. The Exchange Agent Agreement will provide, among other things, that Click Holding Corp. and DoubleClick will deposit with AST cash in an amount sufficient to pay the Option Payment for all outstanding DoubleClick Options. You will receive your Option Consideration shortly after the effective time of the Merger.

          If you have any questions, please do not hesitate to contact Karen DeRocker at (212)-381-5450 or email answers@doubleclick.net.

     Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of DoubleClick by Click Holding Corp., an entity affiliated with the private equity investment funds of Hellman & Friedman Capital Partners V, L.P. and JMI Equity. In connection with the proposed transaction, DoubleClick has filed a definitive proxy statement with the SEC and will be filing other documents with the SEC. Before making any voting or investment decision, DoubleClick’s stockholders and investor are urged to read the definitive proxy statement, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement on file with the SEC and other relevant material (when they become available), and any other documents filed by DoubleClick with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the definitive proxy statement from DoubleClick by contacting Investor Relations, DoubleClick Inc., 111 Eighth Avenue, New York, NY 10011, telephone: (212) 683-0001 or by contacting Georgeson Shareholder Communications Inc., DoubleClick’s proxy solicitor, toll-free at (800) 491-3132.

DoubleClick and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding DoubleClick’s directors and executive officers is contained in DoubleClick’s Form 10-K for the year ended December 31, 2004, as amended, which is filed with the SEC. Additional information regarding the interests of potential participants is included in the definitive proxy statement on file with the SEC and other relevant documents filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

Statements in this document regarding the proposed merger transaction, the expected effects, timing and completion of the proposed transaction and any other statements about DoubleClick’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure to obtain stockholder approval, the failure of the buyer to consummate the necessary debt financing arrangements set forth in a commitment letter received by Parent or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in DoubleClick’s industry, lack of growth or decline in online advertising or marketing, changes in government regulation, failure to manage the integration of acquired companies, failure to successfully manage the DoubleClick’s international operations and other risks that are contained in documents and the other factors described in DoubleClick’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and DoubleClick’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, which are filed with the SEC. In addition, any forward-looking statements represent DoubleClick’s estimates only as of today and should not be relied upon as representing DoubleClick’s estimates as of any subsequent date. DoubleClick disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.